          SERIES 1997-1 SUPPLEMENT dated as of February 1, 1997 (the "Series Supplement"), among FEDERAL-MOGUL FUNDING CORPORATION, a Michigan corporation, as Seller, FEDERAL-MOGUL CORPORATION, a Michigan corporation, as Servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee.

          Pursuant to Section 6.03 of the Amended and Restated Pooling and Servicing Agreement, dated as of February 1, 1997
(as amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

          Pursuant to this Series Supplement, the Seller shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                            ARTICLE I

            Creation of the Series 1997-1 Certificates

          SECTION 1.01.  Designation.   (a)  There is hereby
created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Trade Receivables Asset Backed Certificates, Series 1997-1, Class A" and "Trade Receivables Asset Backed Certificates, Series 1997-1, Class B."

          (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, with respect to the Series of Investor Certificates created hereby, the terms and provisions of this Series Supplement shall govern.

          (c) The parties hereto intend that to the extent that the payment of all amounts due to be paid to the Holders of the Series 1992-1 Certificates (as defined herein) and Series 1993-1 Certificates (as defined herein) are held in escrow and paid in accordance with the terms of the Escrow Deposit Agreement, the Invested Amount of the Series 1992-1 Certificates and the Series 1993-1 Certificates shall each be zero and all Collections received by the Trustee shall be allocated and applied solely in accordance with the terms of this Series Supplement.

                           ARTICLE II

                           Definitions

     SECTION 2.01.  Definitions.   (a)  Whenever used in this
Series Supplement the following words and phrases shall have the following meanings.

     "Additional Early Amortization Event" shall have the meaning specified in Section 6.01.

     "Administration Fee" shall have the meaning specified in the Fee Letter.

     "Agent" shall mean, with respect to Series 1997-1, the Program Agent.

     "Aggregate Reserves" shall equal, as of any Determination
Date, the product of (a) the Aggregate Reserve Percentage and (b)
Available Receivables.

     "Aggregate Reserve Percentage" shall mean, as of any Determination Date, the sum of (a) the Loss Reserve Percentage,
(b) the Floating Dilution Reserve Percentage, (c) the
Discount/Fees Reserve Percentage and (d) the Servicing Reserve
Percentage.

     "Amortization Commencement Date" shall occur on the earliest of the following events: (a) 364 days from the Closing Date,
(b) five Business Days after written notice from Federal-Mogul to the Program Agent and the Trustee of the intent to commence the Amortization Period and (c) the occurrence of an Early Amortization Event.

     "Amortization Period" shall mean the period beginning on the Amortization Commencement Date and ending upon the earliest to occur of (a) the payment in full of the Invested Amount, all Class A Monthly Interest and all other Class A Additional Interest and all other amounts owed to Certificateholders hereunder and under any other Transaction Document, (b) the Early Amortization Commencement Date or (c) the Termination Date.

     "Available Collections" shall have the meaning set forth in
Section 4.01(b).

     "Available Receivables" shall equal, as of any Determination
Date, the excess of the Net Receivables Balance over the Contractual Dilution Balance.

     "Breakage Costs" shall mean (a) with respect to Falcon and for each Collection Period during which the Class A Invested Amount is reduced, the amount, if any, by which (i) the additional interest at the Class A Certificate Rate (calculated without taking into account any Breakage Costs), which would have accrued on that portion of the Class A Invested Amount that was reduced, through the last day of such Collection Period exceeds
(ii) the income received by Falcon from investing the proceeds of such reductions of Class A Invested Amount; or (b) with respect to a Liquidity Provider and for each Collection Period during which the Class A Invested Amount is reduced, the amount, if any, by which (i) the additional interest at the Class A Certificate Rate (calculated without taking into account any Breakage Costs), which would have accrued on that portion of the Class A Invested Amount that was reduced or its pro rata portion thereof, through the last day of the period for which the LIBO Rate has been set exceeds (ii) the income received by such Liquidity Provider from investing the proceeds of such reductions of Class A Invested Amount, or its pro rata portion of such Class A Invested Amount.

     "Canadian Receivables" shall mean Receivables which are payable in Canadian Dollars and generated from sales to Obligors located in Canada.

     "Certificate Purchase Agreement" shall mean the agreement, dated February 28, 1997, by and among the Seller, Falcon, the Program Agent and the Liquidity Providers named therein.

     "Class" shall mean either the Class A Certificates or the Class B Certificates, as applicable.

     "Class A Additional Interest" shall have the meaning specified in Section 4.02(a).

     "Class A Certificate" shall mean any one of the Series 1997-1 Class A Certificates executed and authenticated by the Trustee, substantially in the form attached as Exhibit A-1.

     "Class A Certificateholders' Interest" shall mean that portion of the Certificateholder's Interest evidenced by the Class A Certificate.

     "Class A Certificate Rate" shall mean the CP Rate, LIBO Rate or Base Rate, each as defined in the Certificate Purchase
Agreement.

     "Class A Controlled Amortization Amount" shall mean an amount equal to the Class A Invested Amount as of the last day of the Revolving Period divided by three.

     "Class A Interest Shortfall" shall have the meaning specified in Section 4.02(a).

     "Class A Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) $0 plus (b) the aggregate amount of the Purchase of the Class A Certificates on the Closing Date plus (c) the aggregate amount of Increases made under any Class A Certificate after the Closing Date minus (d) the aggregate amount of the Class A Monthly Principal, any Optional Repayment Amount, any Coverage Amount and any Escrow Account Amount received and distributed to Class A Certificateholders in reduction of the Class A Invested Amount from time to time on or prior to such date; provided, however, that the Class A Invested Amount shall not be reduced by any amount of Series 1997-1 Collections so received and distributed if at any time such distribution of such amount of Series 1997-1 Collections is rescinded or must be returned for any reason; and provided, further, that on any date of determination, the Class A Invested Amount shall not exceed the Class A Purchase Limit.

     "Class A Monthly Interest" shall have the meaning specified in Section 4.02.

     "Class A Monthly Principal" shall have the meaning specified in Section 4.03(a).

     "Class A Purchase Limit" shall mean, on any date of determination, $100,000,000 as such amount may be reduced pursuant to Section 2.04 of the Certificate Purchase Agreement.

     "Class B Certificate" shall mean any one of the Series 1997-1 Class B Certificates executed and authenticated by the Trustee, substantially in the form attached as Exhibit A-2.

     "Class B Certificateholders' Interest" shall mean that portion of the Certificateholders Interest evidenced by the Class
B Certificate.

     "Class B Certificate Rate" shall be 0%.

     "Class B Invested Amount" shall mean, when used with respect to any date, an amount equal to the Pool Balance minus the Class
A Invested Amount.

     "Class B Monthly Principal" shall have the meaning specified in Section 4.03(b).

     "Closing Date" shall mean February 28, 1997.

     "Collections" shall have the meaning designated in the

Agreement; provided, however, that for the purposes of this Series Supplement, and as long as no allocations of Collections need to be made among Series, no distinction will be made between Discount Collections and Principal Collections.

     "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Federal-Mogul (or its Affiliates or subsidiaries) or the Seller to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Person, or
(iii) which otherwise becomes known to such Person other than through disclosure by Federal-Mogul or the Seller.

     "Contractual Dilution Balance" shall mean, as of any Determination Date, the sum of (a) 2% of North American Aftermarket sales during the immediately preceding Collection Period, (b) the greater of (i) the accrual for obsolescence and
(ii) two times the aggregate amount of Credit Memos issued during such Collection Period due to obsolescence, (c) 1.5 times the aggregate amount of Credit Memos issued during such Collection Period due to stock lifts and (d) the total rebates and adjustments currently owed to Obligors as of the end of such Collection Period (as reflected in the Customer Program Balances in the books and records of the Servicer).

     "Coverage Amount" shall mean, as of any Determination Date, the deficiency, if any, in an amount equal to (a) the Class A Invested Amount as of such Determination Date minus the Funding Adjustment determined as of such Determination Date minus (b) the Primary Funding determined as of such Determination Date.

     "CP Note" shall mean any commercial paper note issued by Falcon.

     "Credit Memo" shall mean any credit memo relating to (a) the North American Aftermarket obsolescence, (b) the North American Aftermarket stock lifts, (d) the North American Aftermarket core deposits, (e) the North American Aftermarket billing adjustments,
(f) the North American Aftermarket customer accommodation returns, (g) the North American Aftermarket other and (h) Original Equipment Manufacturers.

     "Delinquency Ratio" shall mean, as of any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Receivables as of the last Business Day of the immediately preceding Collection Period that are 61 or more days past due and the denominator of which is the Pool Balance as of such Business Day.

     "Determination Date" shall mean the fifteenth day of each month, or if such day is not a Business Day, the next succeeding
Business Day.

     "Dilution Horizon Ratio" or "DHR" shall mean, for any Determination Date, a fraction, the numerator of which is the sum of the aggregate amounts of all new Receivables generated during the two immediately preceding Collection Periods and the denominator of which is the Available Receivables as of such Determination Date.

     "Dilution Ratio" shall mean, as of any Determination Date, the percentage equivalent of a fraction, the numerator of which is all non-cash reductions to the Pool Balance, not related to the credit-worthiness of the Obligor, including, but not limited to, the aggregate amount of Credit Memos issued during the immediately preceding Collection Period, adjustments related to 2/10 discounts made during the immediately preceding Collection Period, and other adjustments made during the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such Business Day.

     "Discount/Fees Reserve Percentage" shall mean, as of any Determination Date:

     the greater of (i) 1% and 2 x TD/365 x [PL x AF + (H.15 + 50 bps + PF) x IA] + accrued and unpaid interest/fees
                    Available Receivables

     where,

     PL     =       Class A Purchase Limit

     AF     =       27.5 bps

     H.15     =     30 day H.15 rate, as of the last day of the
                    preceding Collection Period, on an interest-bearing basis

     PF     =       15 bps

     IA     =       Class A Invested Amount as of the last day of
                    the second immediately preceding Collection
                    Period

     TD     =       Turnover Days

     "Discount Rate" shall mean zero.

     "Distribution Date" shall be the twentieth day of each month or, if such day is not a Business Day, the next succeeding
Business Day.

     "Early Amortization Commencement Date" shall mean the date on which an Early Amortization Event is deemed to have occurred.

     "Early Amortization Event" shall mean any Early Amortization
Event specified in Section 9.01 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

     "Early Amortization Period" shall mean the period from and including the Early Amortization Commencement Date to and including the earlier of (a) the date of the final distribution to Investor Certificateholders of this Series and (b) the Termination Date.

     "Eligible Receivables" shall mean each Receivable which meets the following characteristics:

      (i) the obligation is denominated and payable in U.S. dollars in the United States, or, if a Canadian Receivable, is denominated and payable in Canadian dollars; or is related to an Original Equipment Manufacturer export and is denominated in U.S. dollars;

     (ii) the related Obligor is a resident of the United States or Canada or is an Original Equipment Manufacturer;

    (iii) the related Obligor is not an Affiliate of any of the parties hereto;

     (iv) the contract terms of the Receivables call for payment within 90 days of original billing date, except for up to 3% of the Pool Balance which may have terms that call for payment within 91 to 180 days of original billing date, and except that any Receivables purchased on or before the Closing Date may have contract terms that call for payment on or before December 31, 1997, subject to the preceding 3% limitation;

      (v)  the Receivable is not more than 90 days past due;

     (vi) the purchase of the Receivable is a "current transaction" within Section 3(a)(3) of the Securities Act;

    (vii) the Receivable is an "account" under Section 9-106 of the Uniform Commercial Code;

   (viii) the Receivable is a legal, valid and binding obligation of the related Obligor;

     (ix) the terms of the contract for the Receivable do not require the consent of the Obligor to sell or assign such Receivable;

      (x) the Program Agent has not notified the Seller that the Receivable is not acceptable;

     (xi) the Receivable was generated in the ordinary course of business of the Receivables Seller;

    (xii) the Receivable satisfies all applicable requirements of the credit and collection policies of the Receivables Sellers and the Seller;

   (xiii)  There are no offset arrangements with the related
Obligor;

   (xiv) the contract for the Receivable represents all or a part of the sales price of merchandise, insurance and services within the meaning of the Investment Company Act, Section
3(c)(5);

provided, however, if, as of any Determination Date, the aggregate amount of Receivables for an Obligor represent 2.00% or more of the Pool Balance and 30.00% or more of such Receivables are 91 days or more past due, all Receivables relating to such Obligor shall not constitute "Eligible Receivables" for purposes of the Agreement and this Series Supplement.

     "Escrow Account" shall mean the escrow account established pursuant to the Escrow Deposit Agreement.

     "Escrow Deposit Agreement" shall mean the escrow deposit agreement, dated February 28, 1997, by and among the Seller, Federal-Mogul Corporation, the Trustee, The Chase Manhattan Bank, as Escrow Agent and The Chase Manhattan Bank, in its individual capacity.

     "Escrow Account Amount" shall mean the amount, if any, transferred to the Series 1997-1 Trustee's Account from the Escrow Account pursuant to paragraph 9 of the Escrow Deposit
Agreement.

     "Expected Floating Dilution Ratio" or "EFD" shall mean, as of any Determination Date, the average of the Floating Dilution
Ratios for the twelve immediately preceding Collection Periods.

     "Falcon" shall mean Falcon Asset Securitization Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor or assignee of Falcon and that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

     "Fee Letter" shall mean that certain letter agreement dated as of the date hereof between the Seller, Falcon and the Program
Agent, as it may be amended or modified and in effect from time to time.

     "Floating Dilution Ratio" shall mean, as of any Determination Date, the percentage equivalent of a fraction, the numerator of which shall be the Floating Dilution determined as of such Determination Date and the denominator of which shall be the aggregate amount of new Receivables transferred to the Trust during the second immediately preceding Collection Period.

     "Floating Dilution" shall mean, as of any Determination Date, the aggregate amount of Credit Memos issued during the immediately preceding Collection Period relating to the (i) North American Aftermarket core deposits, (ii) the North American Aftermarket billing adjustments, (iii) the North American Aftermarket customer accommodation returns, (iv) the North American Aftermarket other and (v) Original Equipment Manufacturers.

     "Floating Dilution Reserve Percentage" or "FDRP" shall equal, as of any Determination Date:

     the greater of (a) 15% and

     (b) 1.75 X EFD X DHR + [ (FDS - EFD) x FDS ]
                                             EFD
     where,

     FDR          =     Floating Dilution Ratio

     EFD          =     Expected Floating Dilution Ratio

     FDS          =     Floating Dilution Spike Ratio

     DHR          =     Dilution Horizon Ratio

     "Floating Dilution Spike Ratio" or "FDS" shall mean, as of any Determination Date, the highest average of the Floating Dilution Ratio for any two consecutive Collection Periods that occurred during the twelve immediately preceding Collection Periods.

     "Funding Adjustment" shall mean, (a) as of the Determination Dates occurring in March 1997, April 1997 and May 1997, an amount equal to the lesser of (w) $25,000,000, (x) an amount equal to $95,400,000 minus Primary Funding determined as of the applicable Determination Date, and (y) the Contractual Dilution Balance determined as of the applicable Determination Date, and (b) as of any Determination Date occurring after the month of May 1997, $0.

     "Guaranty" shall mean any guaranty by any Person of Indebtedness or other obligations of any other Person that is not a consolidated subsidiary of such Person or any assurance with respect to the financial condition of any other Person that is not a consolidated subsidiary of such Person (including, without limitation, any purchase or repurchase agreement, any indemnity or any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any Indebtedness or other obligation of such other Person) except endorsements of negotiable instruments for collection in the ordinary course of business.

     "Increase" shall mean the amount of each increase in the Class A Invested Amount funded by CP Notes or the Liquidity
Providers and paid to the Seller by the Program Agent pursuant to the terms of the Certificate Purchase Agreement.

     "Indebtedness" shall mean any (a) indebtedness for borrowed money or for the deferred purchase price of property or services,
(b) obligations under leases which, in accordance with generally accepted accounting principles, are to be recorded as capital leases, (c) obligations which are evidenced by notes, acceptances or other instruments, (d) net liabilities under interest rate swap, foreign currency swap, commodity swap, exchange or cap agreements and (e) obligations, whether or not assumed, secured by Liens or payable out of proceeds or production from property now or hereafter owned or acquired; provided, however, that the term "Indebtedness" shall not include short-term obligations payable to suppliers incurred in the ordinary course of business.

     "Initial Class A Invested Amount" shall equal $95,400,000.

     "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution
Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "Invested Amount" shall mean, when used with respect to any date, the sum of the Class A Invested Amount and the Class B
Invested Amount.

     "Investment Proceeds" shall mean, with respect to any Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1997-1 Trustee's Account, together with an amount equal to all interest and other investment earnings on funds held in the Collection Account.

     "LIBO Rate" is the rate specified in the Certificate
Purchase Agreement.

     "Liquidity Providers" shall mean the banks and financial institutions defined in the Certificate Purchase Agreement.

     "Loss Reserve Percentage" shall mean, as of any Determination Date, the greater of (a) 5% and (b) 3 times the Loss-to-Liquidation Ratio.

     "Loss-to-Liquidation Ratio" shall mean, as of any Determination Date, a fraction, the numerator of which equals the sum of (a) the aggregate of Receivables that were 61 to 90 days past due as of the last day of the immediately preceding Collection Period and (b) the excess, if any, of (i) the aggregate amount of placed accounts balance during the immediately preceding Collection Period over (ii) the aggregate amount of placed accounts balance during the second immediately preceding Collection Period, and the denominator of which is Collections received during the immediately preceding Collection Period.

     "Minimum Enhancement Amount" shall mean, as of any Determination Date, an amount equal to the greater of (i) an amount equal to the product of (w) the Aggregate Reserve Percentage as of such Determination Date and (x) a fraction the numerator of which is equal to the Class A Invested Amount as of such Determination Date minus the Funding Adjustment as of such Determination Date and the denominator of which is 1 minus such Aggregate Reserve Percentage plus (y) the Contractual Dilution as of such Determination Date and (ii) $5,000,000.

     "Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

     "Net Receivables Balance" shall equal, as of any Determination Date, (a) the aggregate outstanding balance of all Eligible Receivables minus (b) the Overconcentration Amount at such time.

     "Obligor Overconcentration" shall mean, as of any Determination Date, the excess of (a) the aggregate of all amounts of Eligible Receivables owned by the Trust and generated under accounts receivable with any one Obligor or type of Receivable as of the last day of the Collection Period immediately preceding such Determination Date over (b) 2% of the Eligible Receivables on the last day of such immediately preceding Collection Period; provided, that the Obligor Overconcentration with respect to the following Obligors or types of Receivables, shall be the applicable amount described in clause (a) in excess of the following percentages respectively, of the Eligible Receivables on the last day of such immediately preceding Collection Period:


Obligor/Receivable Type               Percentage
Chrysler                                   4%

Ford                                       7%

General Motors                             7%

Genuine Parts                              4%

Caterpillar                                3%

Canadian Receivables                       6%

OEM Export Receivables                     5%


     "Optional Repayment Amount" shall mean with respect to any Distribution Date, the amount, if any, of Series 1997-1 Collections which the Seller directs the Trustee to deposit into the Series 1997-1 Trustee's Account pursuant to Section 4.07 for distribution on such Distribution Date in reduction of the Class A Invested Amount.

     "Other Fees" shall have the meaning specified in the Fee
Letter.

     "Overconcentration Amount" shall mean, as of any Determination Date, the sum of the Obligor Overconcentrations on such date.

     "Primary Funding" shall mean, as of any Determination Date, an amount equal to the Available Receivables determined as of such Determination Date minus the Aggregate Reserves determined as of such Determination Date.

     "Prior Series Deficiency" shall have the meaning specified in Section 4.01(c).

     "Program Agent" shall mean The First National Bank of
Chicago and its successors , in its capacity as agent for Falcon and the Liquidity Providers.

     "Program Fee" shall have the meaning specified in the Fee
Letter.

     "Purchase" shall mean, with respect to the Class A
Certificates, the amount of the initial purchase of the Class A
Certificates paid to the Seller by the Program Agent pursuant to the terms of the Certificate Purchase Agreement.

     "Purchaser" shall have the meaning assigned to such term in the Certificate Purchase Agreement.

     "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, (ii) the Class A Monthly Interest relating to such Distribution Date and any Class A Monthly Interest previously due and unpaid, (iii) the Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due and unpaid and (iv) the amount of any accrued and unpaid Program Fees, Administration Fees, Other Fees and Breakage Costs.

     "Receivables Seller" shall mean one of the Sellers listed in the Receivables Purchase Agreements.

     "Related Documents" shall mean the Transaction Documents.

     "Repurchase Price" shall have the meaning specified in
Section 8.01.

     "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding February 28, 1997 and ending on the earlier of (a) the last day of the Collection Period ending on the Business Day immediately preceding the Amortization Commencement Date, and (b) the Business Day immediately preceding the Early Amortization Commencement Date; provided, however, that, if any Early Amortization Period ends as described in the definition thereof, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period ends.

     "Series 1992-1 Certificates" shall mean the Investor
Certificates issued pursuant to the Agreement and the Series
1992-1 Supplement.

     "Series 1992-1 Supplement" shall mean the Series 1992-1
Supplement to the Agreement, dated as of June 1, 1992, among the Seller, the Servicer and the Trustee.

     "Series 1993-1 Certificates" shall mean the Investor
Certificates issued pursuant to the Agreement and the Series
1993-1 Supplement.

     "Series 1993-1 Supplement" shall mean the Series 1993-1
Supplement to the Agreement, dated as of March 1, 1993, among the Seller, the Servicer and the Trustee.

     "Series 1997-1" shall mean the Series of Investor
Certificates, the terms of which are specified in this Series
Supplement.

     "Series 1997-1 Certificateholders" shall mean the Holders of Series 1997-1 Certificates.

     "Series 1997-1 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1997-1 Certificates.

     "Series 1997-1 Certificates" shall mean any one of the Class
A Certificates and Class B Certificates executed and authenticated by the Trustee, substantially in the form of Exhibits A-1 and A-2.

     "Series 1997-1 Collections" shall have the meaning specified in Section 4.01(a).

     "Series 1997-1 Trustee's Account" shall have the meaning specified in Section 4.04(a).

     "Servicing Fee Rate" shall mean, with respect to Series
1997-1, 0.50% per annum.

     "Servicing Reserve Percentage" shall mean, as of any Determination Date, the percentage of equivalent of a fraction, the numerator of which shall be an amount equal to the product of
(i) the Servicing Fee Rate, (ii) the Pool Balance as of the last day of the immediately preceding Collection Period, (iii) 2,
(iv) Turnover Days divided by 365, and the denominator of which shall be the Available Receivables determined as of such Determination Date.

     "Subsidiary" shall mean, at any particular time, any Person which could be included as a consolidated subsidiary of Federal-Mogul in the financial statements prepared and filed with Federal-Mogul's annual reports on Form 10-K under the Securities Exchange Act of 1934, as amended, if such financial statements were prepared at, and as of, such time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Series Supplement shall refer to a Subsidiary or Subsidiaries of Federal-Mogul.

     "Termination Date" shall mean February 28, 2000, which is the date on which the last payment of principal and interest on the Series 1997-1 Certificates will be due and payable.

     "Termination Proceeds" shall mean any termination proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.02(c) of the Agreement with respect to Series 1997-1.

     "Transaction Documents" shall mean the Fee Letter, the Agreement, this Series Supplement, the Class A Certificates, the
Receivable Purchase Agreement, the Escrow Deposit Agreement and the Certificate Purchase Agreement.

     "Turnover Days" shall mean, as of any Determination Date, an amount equal to the Pool Balance as of the last day of the immediately preceding Collection Period divided by Collections relating to the immediately preceding Collection Period times 30.

     "Undivided Fractional Interest" shall mean the undivided fractional interest in the Class A or Class B Invested Amount, as applicable, evidenced by a Class A or Class B Certificate, the numerator being the principal amount of such Class A or Class B Certificate at the time of determination and the denominator being the Class A or Class B Invested Amount at such time.

     (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. Each capitalized term defined herein shall relate only to the Series 1997-1 Certificates and no other Series of Certificates issued by the Trust. The definitions in Section
2.01 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

     (d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.


                           ARTICLE III

                           Servicing Fee

     SECTION 3.01 Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, either (a) through withdrawals from Collections as provided in Section 4.03(b) of the Agreement or (b) shall be payable in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Termination Date and the first Distribution Date on which the Invested Amount is zero. The Monthly Servicing Fee shall be an amount equal to the product of (a) the Servicing Fee Rate and (b) the Pool Balance and (c) a fraction, the numerator of which is the actual number of days in the preceding Collection Period and the denominator of which is 360; provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $67,160.00. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

                            ARTICLE IV

          Rights of Series 1997-1 Certificateholders and
             Allocation and Application of Collections

     SECTION 4.01  Allocations; Payments to Seller.
(a) So long as no amounts are allocable to the Series 1992-1 or the Series 1993-1 Certificates, as hereinafter described, all Collections, Adjustment Payments, any payment by the Seller pursuant to Section 2.03 of the Agreement, any Transfer Deposit Amount, any Insolvency Proceeds, any Termination Proceeds and any other amount received in connection with the Receivables by any party or Person (collectively, the "Series 1997-1 Collections") shall be allocated to the Series 1997-1 Certificates.

     (b) The Servicer shall (a) instruct the Trustee and the Trustee shall withdraw from the Collection Account and pay to the Seller on the dates set forth below the following amounts and
(b) on each Distribution Date notify the Trustee of the applicable Class A Certificate Rate for the next succeeding Distribution Date; provided, that in so instructing the Trustee, the Servicer shall satisfy itself that funds on deposit in the Collection Account following any such payments will be sufficient to pay the Class A Monthly Interest, the Class B Monthly Interest, Class A Additional Interest, Optional Repayment Amount, Coverage Amount, Escrow Account Amount and Class A Monthly Principal on the next succeeding Distribution Date:

      (i) On each Deposit Date with respect to the Revolving Period, the Servicer shall instruct the Trustee in writing to withdraw from the Collection Account and pay to the Seller certain amounts on deposit in the Collection Account ("Available Collections"); provided, however, that no Early Amortization Event has occurred and no event or condition has occurred that with notice or the lapse of time or both would constitute an Early Amortization Event; provided, further, that in so instructing the Trustee, the Servicer shall satisfy itself that funds on deposit in the Collection Account following any such payment of Available Collections to the Seller will be sufficient to pay, on the next succeeding Distribution Date, the sum of (a) Class A Monthly Interest, any Class A Monthly Interest previously due but not paid and any Class A Additional Interest and (b) all accrued and unpaid fees, as specified in the Fee Letter, that are due on such Distribution Date; provided, further, if the report delivered pursuant to paragraphs 5 and 11 of the Escrow Deposit Agreement indicates that there will be a Prior Series Deficiency on such succeeding Distribution Date, Available Collections in an amount up to the full amount of such Prior Series Deficiency shall be retained in the Collection Account to pay the Prior Series Deficiency. During the Revolving Period, funds on deposit in the Collection Account following payments of Available Collections to the Seller should include the amounts, if any, specified in Section 5.01(a)(i), Breakage Costs, and amounts specified in Section 5.01(iii)(A) and (B) and during the Amortization Period, the amounts specified in Sections 5.01(b)(i), 5.01(b)(ii), 5.01(b)(iii)(B), 5.01(b)(iv) and
5.01(b)(v). On each Deposit Date on which Available Collections are paid to the Seller, the Seller shall be deemed to have represented and warranted to the Trustee and the Class A Certificateholders that no Early Amortization Event has occurred and no condition or event has occurred that with notice or the lapse of time or both would constitute an Early Amortization Event.

      (ii) On each Transfer Date, the Seller may use Available Collections to purchase Receivables pursuant to the Receivables Purchase Agreement. In connection with any such purchase of Receivables on a Transfer Date, the Seller is hereby deemed to represent to the Trust and the Trustee that:

     (A) No Early Amortization Event has occurred and no event or condition has occurred that with notice or the lapse of time or both would constitute an Early Amortization Event.

     (B) With respect to the Receivables purchased, the representations and warranties set forth in Section 2.04 of the Agreement are true and correct as of such Transfer Date.

     (iii) In allocating and distributing Collections on any Deposit Date pursuant to this Section 4.01(b), the Trustee conclusively may rely on the information and direction received from the Servicer delivered to it by the Servicer, and the Trustee shall not under any circumstance be required or obligated to verify the information set forth therein or to make inquiry of the Servicer as to the continued accuracy thereof.

     (c) On any Distribution Date, if amounts due to the Holders of the Series 1992-1 Certificates and Holders of the Series 1993-1 Certificates pursuant to the Series 1992-1 Supplement and the Series 1993-1 Supplement, respectively, exceed the amounts on deposit in the Escrow Account and available for distribution (a "Prior Series Deficiency"), the Trustee shall, prior to making any payments pursuant to Article V, withdraw funds from the Series 1997-1 Trustee's Account up to the amount of such Prior Series Deficiency and apply such amounts to the payment of such Prior Series Deficiency in the manner provided in the Series 1992-1 Supplement or Series 1993-1 Supplement, as applicable. If on any Distribution Date, amounts on deposit in the Series 1997-1 Trustee's Account are not sufficient to reduce any Prior Series Deficiency to zero, all such amounts will be allocated, first, to pay in full all outstanding amounts then owed to the Holders of the Series 1992-1 Certificates and Holders of the Series 1993-1 Certificates for all amounts due and owing under the Series 1992-1 Supplement and Series 1993-1 Supplement, respectively, and then shall be paid to the Holders of the Series 1997-1 Certificates as provided in Section 5.01 herein.

     (d) If, on any Distribution Date, there are no funds available in the Escrow Account to pay amounts then due and owing to the Holders of the Series 1992-1 and Holders of the Series 1993-1 Certificates, all amounts on deposit in the Series 1997-1 Trustee's Account will be allocated, first, to pay in full all outstanding amounts then owed to the Holders of the Series 1992-1 Certificates and the Holders of the Series 1993-1 Certificates for all amounts due and owing under the Series 1992-1 Supplement and Series 1993-1 Supplement, respectively, and then shall be paid to the Series 1997-1 Certificateholders as provided in
Section 5.01 herein.

     (e) Notwithstanding any provision in this Series Supplement or the Agreement to the contrary, upon the occurrence of an Early Amortization Event or any event or condition that with notice or the lapse of time or both would constitute an Early Amortization Event and provided that all amounts due to the Holders of the Series 1992-1 Certificates and the Series 1993-1 Certificates have been paid in full in accordance with the terms of the Series 1992-1 Supplement and the Series 1993-1 Supplement, respectively, upon written notice delivered by the Program Agent to the Seller, the Servicer and the Trustee, the Program Agent, and not the Servicer, shall be authorized to direct the Trustee to make withdrawals and payments from the Collection Account and the Series 1997 Trustee's Account and to give directions to the Trustee to invest funds in Eligible Investments.

     SECTION 4.02. Monthly Interest. The amount of monthly interest ("Class A Monthly Interest") with respect to the Class A
Certificates on any Distribution Date shall be an amount determined by the Program Agent in accordance with the Certificate Purchase Agreement and the Program Agent shall give notice thereof to the Seller and the Servicer at least two
Business Days prior to the related Determination Date.

     On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the aggregate Class A Monthly Interest for the Interest Period applicable to such Distribution Date over (y) the amount that will be available in the Series 1997-1 Trustee's Account on such Distribution Date in respect thereof pursuant to this Series Supplement. If, on any Distribution Date there exists a Class A Interest Shortfall, then an additional amount ("Class A Additional Interest") determined by the Program Agent in accordance with the Certificate Purchase Agreement shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class A Interest Shortfall is paid or deposited in the Series 1997-1 Trustee's Account. Notwithstanding anything to the contrary herein, the Servicer shall instruct the Trustee to pay Class A Additional Interest to Class A Certificateholders only to the extent permitted by applicable law.

     SECTION 4.03. Determination of Monthly Principal. (a) The amount of monthly principal ("Class A Monthly Principal") distributable with respect to the Class A Certificates on each Distribution Date (i) with respect to the Revolving Period shall be equal to 0, (ii) with respect to an Early Amortization Period shall be equal to the Class A Invested Amount with respect to such Distribution Date; and (iii) with respect to the Controlled Amortization Period, Class A Monthly Principal shall be an amount equal to the Class A Controlled Distribution Amount for such Distribution Date; provided, however, that Class A Monthly Principal shall not exceed the outstanding principal balance of the Class A Certificates.

     (b) The amount of monthly principal ("Class B Monthly Principal") distributable with respect to the Class B Certificates on each Distribution Date, (i) with respect to the Revolving Period shall be equal to 0 and (ii) beginning with the Distribution Date on which the Class A Invested Amount is paid in full with respect to the Amortization Period or an Early Amortization Period, shall be equal to all amounts on deposit in the Series 1997-1 Trustee's Account with respect to such Distribution Date.

     SECTION 4.04. Establishment of Series Accounts. (a) The Servicer, for the benefit of the Series 1997-1 Certificateholders, shall establish and maintain an Eligible Deposit Account in the name of the Trustee, on behalf of the Trust (the "Series 1997-1 Trustee's Account"), which shall be identified as the "Series 1997-1 Trustee's Account for the Federal-Mogul Trade Receivables Master Trust, Series 1997-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-1 Certificateholders. The Series 1997-1 Trustee's Account initially shall be established as a segregated trust account at The Chase Manhattan Bank.

     (b) At the direction of the Servicer (which may be a standing direction), funds on deposit in the Series 1997-1
Trustee's Account shall be invested by the Trustee in Eligible

Investments selected by the Servicer.  All such Eligible
Investments shall be held by the Trustee for the benefit of the Series 1997-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1997-1 Trustee's
Account shall be applied as set forth in Section 4.05 of this Series Supplement. Funds on deposit in the Series 1997-1
Trustee's Account shall be invested at the written direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution
Date. Funds deposited in the Series 1997-1 Trustee's Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

     (c) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Series 1997-1 Trustee's Account and in all proceeds thereof. The Series 1997-1 Trustee's Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-1 Certificateholders. If, at any time, the Series 1997-1 Trustee's Account is held by an institution other than an Eligible Institution, the Trustee (or the Servicer, at the direction of the Trustee and on its behalf) shall within 10 Business Days establish a new Series 1997-1 Trustee's Account meeting the conditions specified in paragraph (a) above, as applicable, and shall transfer any cash and/or any investments to such new Series 1997-1 Trustee's Account. Neither the Seller, the Servicer nor any Person or entity claiming by, through or under the Seller, the Servicer or any such Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, the Series 1997-1 Trustee's Account, except as expressly provided herein.
Schedule I attached hereto identifies the Series 1997-1 Trustee's Account by setting forth the account number of such account, the account designation of such account and the name and location of the institution with which such account has been established. If a substitute Series 1997-1 Trustee's Account is established pursuant to this Section 4.04, the party establishing such substitute Series 1997-1 Trustee's Account shall promptly provide to the Servicer or the Trustee, as applicable, an amended
Schedule I, setting forth the relevant information for such substitute Series 1997-1 Trustee's Account.

          (ii) Notwithstanding anything herein to the contrary, the Servicer shall have the power, revocable by the Trustee at the direction of Investor Certificateholders evidencing more than 50% of the aggregate principal amount of the Holders of the Series 1997-1 Certificates, to instruct the Trustee to make withdrawals and payments from the Series 1997-1 Trustee's Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

     (d) Any request by the Servicer to invest funds on deposit in the Series 1997-1 Trustee's Account shall be in writing, or by telephone, confirmed promptly in writing, and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby.

     (e) The Trustee is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible
Investments through a capital markets affiliate of the Trustee.

     SECTION 4.05. Application of Series 1997-1 Collections and Investment Proceeds. The Servicer shall instruct the Trustee by a Distribution Date Statement delivered to the Trustee, on each Determination Date, to withdraw from the Collection Account an amount equal to the amount to be distributed on the next Distribution Date pursuant to Section 5.01 with respect to such Distribution Date and deposit such amount into the Series 1997-1 Trustee's Account.

     SECTION 4.06.  Distributions to Series 1997-1
Certificateholders. (a) The Servicer shall instruct the Trustee in writing, together with each Distribution Date Statement delivered to the Trustee, to distribute from the Series 1997-1
Trustee's Account on each Distribution Date all amounts on deposit in the Series 1997-1 Trustee's Account pursuant to
Section 5.01.

     (b) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 9.02 and 12.02 of the Agreement and Sections 9.01 and 9.02 of this Series
Supplement.

     SECTION 4.07.  Payment of Optional Repayment Amount.

     At least five Business Days prior to any Distribution Date during the Revolving Period, the Seller may direct the Trustee to use funds on deposit in the Series 1997-1 Trustee's Account, after payment of amounts due pursuant to Sections 5.01(a)(i) through 5.01 (a)(iii)(A) on such Distribution Date, as an Optional Repayment Amount. The Seller shall provide the Program Agent with ten Business Days prior written notice of the payment of any Optional Repayment Amount on a Distribution Date; provided, however, if the Series 1992-1 Certificates or the Series 1993-1 Certificates are outstanding, the Seller may not direct the Trustee to make an Optional Repayment Amount pursuant to this Section 4.07.

                            ARTICLE V

                   Distributions and Reports to
                 Series 1997-1 Certificateholders

     SECTION 5.01. Distributions. (a) During the Revolving Period, on the Distribution Date with respect to each Collection Period, the Trustee shall distribute the funds on deposit in the Series 1997-1 Trustee's Account (including amounts deposited pursuant to Section 4.07 and Section 8.01) on such Distribution Date, in the following order of priority, in accordance with the Distribution Date Statement delivered pursuant to Section 5.02(a):

               (i) to the Servicer (if the Servicer is other than Federal-Mogul) the accrued and unpaid Monthly Servicing Fee and any Service Transfer expenses incurred by a Successor
Servicer which have not been paid by Federal-Mogul as the initial
Servicer;

              (ii) to the Class A Certificateholders, ratably in accordance with their respective Undivided Fractional Interests:

               (A)  for payment of accrued and unpaid Program
Fees, Administration Fees and Other Fees other than Breakage
Costs;

               (B) for payment of the Class A Monthly Interest, any Class A Monthly Interest previously due but not paid and any Class A Additional Interest; and

               (C)  for payment of accrued and unpaid Breakage
Costs;

          provided, however, if remaining funds on deposit in the Series 1997-1 Trustee's Account are not sufficient to fund all amounts due pursuant to clauses (a)(ii) (A), (B) and (C), the Class A Certificateholders shall apply such remaining funds pro rata to the amounts due pursuant to clauses (a)(ii)(A), (B) and
(C);

             (iii)  to the Class A Certificateholders:

               (A) for the payment of the Escrow Account Amount, if any, and the Coverage Amount, if any, and such amount shall be applied to reduce the Class A Invested Amount;

               (B) If the Class A Invested Amount is greater than the Class A Purchase Limit on such Distribution Date, remaining funds in the Series 1997-1 Trustee's Account shall be applied to reduce the Class A Invested Amount until the Class A Invested Amount equals the Class A Purchase Limit; and

               (C) If the Seller elects to make an Optional
Repayment pursuant to Section 4.07, the Optional Repayment Amount deposited to the Series 1997-1 Trustee's Account shall be applied to reduce the Class A Invested Amount.

              (iv) so long as Federal-Mogul is the Servicer, any remaining available funds up to the accrued and unpaid Monthly
Servicing Fee to Federal-Mogul; and

              (v)  the remainder to the Class B
Certificateholders.

     (b) On each Distribution Date during the Amortization Period, the Trustee shall distribute the funds on deposit in the Series 1997-1 Trustee's Account on such Distribution Date, in the following order of priority, in accordance with the Distribution Date Statement delivered pursuant to Section 5.02(a):

          (i) to the Class A Certificateholders any enforcement expenses due to the Class A Certificateholders;

         (ii) to the Servicer (if the Servicer is other than Federal-Mogul) the accrued and unpaid Monthly Servicing Fee and Service Transfer expenses incurred by a Successor Servicer which have not been paid by the initial Servicer;

        (iii) to the Class A Certificateholders ratably in accordance with their respective Undivided Fractional Interests:

               (A) for payment of the Class A Monthly Interest, any Class A Monthly Interest previously due but not paid and any Class A Additional Interest;

               (B)  for payment of accrued and unpaid Breakage
Costs;

               provided, however, if remaining funds on deposit in the Series 1997-1 Trustee's Account are not sufficient to fund all amounts due pursuant to clauses (b)(iii) (A) and (B), the Class A Certificateholders shall apply such remaining funds pro rata to the amounts due pursuant to clauses to clauses
(b)(iii)(A) and (B);

               (iv) to the Class A Certificateholders for the payment of the Coverage Amount, if any, and such amount shall be applied to reduce the Class A Invested Amount;

                (v) to the Class A Certificateholders, ratably in accordance with their respective Undivided Fractional
Interests, the Class A Controlled Amortization Amount in reduction of the Class A Invested Amount and any other amounts due the Class A Certificateholders under the Transaction
Documents;

               (vi)  to the Class A Certificateholders for
payment of accrued and unpaid Program Fees, Administration Fees and Other Fees (other than Breakage Costs);

              (vii) so long as Federal-Mogul is the Servicer, any remaining available funds up to the accrued and unpaid
Monthly Servicing Fee to Federal-Mogul; and

             (viii)  the remainder to the Class B
Certificateholder.

     (c)  On each Distribution Date during an Early Amortization
Period and on the Distribution Dates referred to in Sections
9.01(b) and 9.02(a) hereof the Trustee shall distribute the funds on deposit in the Series 1997-1 Trustee's Account on such Distribution Date in the following order of priority in accordance with the Distribution Date Statement delivered pursuant to Section 5.02(a):

                (i) to the Servicer (if the Servicer is other than Federal-Mogul) the accrued and unpaid Monthly Servicing Fee and any Service Transfer expenses incurred by a Successor
Servicer which have not been paid by Federal-Mogul as the initial
Servicer;

               (ii)  to the Class A Certificateholders any
enforcement expenses due to the Class A Certificateholders;

              (iii) to the Class A Certificateholders, ratably in accordance with their respective Undivided Fractional
Interests

               (A)  for payment of accrued and unpaid Purchaser
Fees, Administration Fees and Other Fees other than Breakage
Costs,

               (B)  for payment of Class A Monthly Interest, any
Class A Monthly Interest previously due but not paid and any Class A Additional Interest; and

               (C)  for payment of accrued and unpaid Breakage
Costs;

          If remaining funds on deposit in the Series 1997-1 Trustee's Account are not sufficient to fund all amounts due pursuant to clauses (c)(iii)(A), (B) and (C), the remaining funds shall be distributed to the Class A Certificateholders and the Class A Certificateholders shall apply such funds pro rata to the amounts due pursuant to clauses (c)(iii)(A), (B) and (C);

               (iv)  to the reduction of the Class A Invested
Amount until such Class A Invested Amount has been reduced to zero; and
                (v)  the remainder, to the Class B
Certificateholder until such Class B Invested Amount has been reduced to zero.

     Upon payment in full to all of the Series 1997-1 Certificateholders of the Invested Amount, all accrued and unpaid interest thereon and all other amounts due the Series 1997-1 Certificateholders under the Transaction Documents, payment in full to the Servicer of the Monthly Servicing Fee, and provided that no amounts are then due and unpaid to the Holders of any other outstanding Series, all amounts remaining on deposit in the Series 1997-1 Trustee's Account shall be distributed by the Trustee to the Holder of the Class B Certificate, and all amounts, if any, remaining in the Collection Account shall be distributed by the Trustee to the Holder of the Class B Certificate; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the Series 1997-1 Certificateholders and the Class B Certificateholder, never to have occurred, and the Class B Certificateholder shall be required, to the extent it received any amounts under this
Section 5.01, to remit to the Trustee an amount equal to the rescinded or returned payment.

     (d) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1997-1 Certificateholders hereunder shall be made by check mailed to each Series 1997-1 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1997-1 Certificate or the making of any notation thereon; provided, however, that distributions will be made by wire transfer of immediately available funds to the account of the Certificateholder entitled thereto at a bank or other entity located in the United States of America having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates in the initial aggregate principal amount equal to or in excess of $2,000,000.

     SECTION 5.02. Reports and Statements to Series 1997-1 Certificateholders. (a) On or prior to the Determination Date, the Servicer will provide to the Trustee a Distribution Date Statement substantially in the form of Exhibit B and on each Distribution Date the Trustee shall forward to each Series 1997-1 Certificateholder the statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Series 1997-1 Certificates.

     (b)  A copy of each statement provided pursuant to paragraph
(a) will be made available for inspection at the Corporate Trust
Office.

     (c) On or before January 31 of each calendar year, beginning with January 31, 1998, the Servicer shall provide to the Trustee and the Trustee shall forward or cause to be forwarded to each Person who at any time during the preceding calendar year was a Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the Determination Date Statements provided to Certificateholders pursuant to Section 3.05(b) of the Agreement, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with other information as is required to be provided under the Internal Revenue Code and such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. The obligation of the Servicer to provide such other information and such other customary information shall be deemed to have been satisfied to the extent that information substantially comparable to such other information and such other customary information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

     SECTION 5.03. Quarterly Servicer's Certificate. The Servicer shall deliver to the Program Agent on or prior to the Determination Date occurring in the month immediately succeeding each of the first three calendar quarters of each year, an Officers' Certificate substantially in the form of Exhibit E stating that (a) a review of the activities of the Servicer during the preceding calendar quarter and of its performance under the Agreement and this Series Supplement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under the Agreement and this Series Supplement throughout such quarter, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     SECTION 5.04. Weekly Report and Distribution. Notwithstanding any other provisions in the Agreement or this Series Supplement, upon the occurrence of an Early Amortization Event, the Program Agent, at its sole option, may provide a written notice to the Seller, the Servicer and the Trustee to the effect that the Servicer shall deliver a weekly report (the "Weekly Report") and distributions shall be made to the Class A Certificateholders on a weekly basis, in each case, as described below; provided, however, this Section 5.04 shall not apply if the Series 1992-1 Certificates or the Series 1993-1 Certificates are outstanding. Upon receipt of such notice, on Friday of each week, or if such day is not a Business Day, the next succeeding Business Day, the Servicer shall deliver the Weekly Report to the Trustee and the Program Agent. Each Weekly Report shall provide the following information: (i) the aggregate Collections deposited in the Collection Account during the current week, or the preceding week, as applicable, (ii) the aggregate amount of Receivables as of the date of the Weekly Report, and (iii) the amount to be distributed on the second Business Day immediately succeeding the date of such report (the "Weekly Distribution Date") for each line item in Section 5.01(c). On each Weekly Distribution Date the Trustee, in accordance with the Weekly Report delivered by the Servicer, shall make a distribution to the Class A Certificateholders pursuant to Section 5.01(c). The amounts to be distributed on each Weekly Distribution Date shall be a pro rata portion of the amounts specified in the Transaction Documents based upon the actual number of days in the preceding week and a 30-day month.

                           ARTICLE VI

                       Amortization Events

     SECTION 6.01. Additional Early Amortization Events. The occurrence of any of the following events (each, an "Additional Early Amortization Event") and the expiration of any applicable grace period shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Series 1997-1 Certificateholders, be deemed to be an Early Amortization Event solely with respect to Series 1997-1:

     (a) failure on the part of the Seller or the Servicer to make any transfer, deposit or payment required by the terms of the Agreement, this Series Supplement, the Certificate Purchase Agreement or any Receivables Purchase Agreement or to give notice to the Trustee to make such transfer, deposit or payment on or before the date such payment or deposit is due;

     (b) failure on the part of the Seller or the Servicer to observe or perform in any respect any material terms, covenants or agreements of the Seller or the Servicer under the Agreement, this Series Supplement, any Receivables Purchase Agreement, the Certificate Purchase Agreement or the Escrow Deposit Agreement, which failure continues unremedied for a period of ten Business Days after the earlier of (x) the date on which the Seller or the Servicer, as applicable, becomes aware of such failure and (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Seller or the Servicer, as applicable;

     (c) any representation, warranty, certification or statement made by the Seller or the Servicer in the Agreement, this Series Supplement, any Receivables Purchase Agreement, the Certificate Purchase Agreement or the Escrow Deposit Agreement or which is contained in any Distribution Date Statement, certificate, document or financial or other statement furnished at any time under any of the foregoing agreements shall prove to have been incorrect in any material respect when made or deemed made and which continues for a period of 10 days;

     (d)  [Confidential Treatment Requested];

     (e)  [Confidential Treatment Requested];

     (f)  [Confidential Treatment Requested];

     (g)  the Coverage Amount, if any, or the Escrow Account
Amount, if any, relating to any Distribution Date is not paid to the Class A Certificateholders on the applicable Distribution
Date;

     (h)  the Class A Monthly Principal during the Amortization
Period is not paid to the Class A Certificateholders on the applicable Distribution Date;

     (i) if on any Distribution Date either (A) a Prior Series Deficiency exists pursuant to Section 4.01(c) hereof or (B) if there are no funds available in the Escrow Account to pay amounts then due and owing to the Series 1992-1 Certificates and Series 1993-1 Certificates as described in Section 4.01(d);

     (j)  [Confidential Treatment Requested];

     (k) for so long as the Funding Adjustment is equal to an amount greater than zero, the Servicer, for so long as Federal-Mogul is the Servicer, or any of its Subsidiaries shall
(i) default in any payment or payments of principal or interest in an aggregate amount of more than $5,000,000 (or its equivalent in another currency) at any one time on any Indebtedness or in the payment of any Guaranty, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness the principal amount of which exceeds $5,000,000 or any Guaranty guarantying Indebtedness the principal amount of which exceeds $5,000,000 or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness or Guaranty, beyond any applicable period of grace (not to exceed 30 days), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guaranty to become payable.

                           ARTICLE VII

                      Additional Covenants

     SECTION 7.01. Covenants of the Servicer. The Servicer hereby covenants that, until the earlier of the termination of the Amortization Period or the Early Amortization Period:

     (a) The Servicer will furnish the report required pursuant to Section 5.02.

     (b) The Servicer will furnish to the Program Agent, for the benefit of the Class A Certificateholders and the Liquidity
Providers, all other periodic reports, opinions and statements required to be delivered pursuant to the Agreement.

     (c) Financial Reporting. The Servicer, for so long as Federal-Mogul is the Servicer, shall maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Program Agent:

               (i) Annual Reporting. Within 95 days after the close of each fiscal year of the Servicer an audit report not qualified for anything under the control of the Servicer, certified by independent public accountants acceptable to the Program Agent (which until the Program Agent notifies the Servicer in writing to the contrary may be Ernst & Young llp, public accounts), prepared in accordance with generally accepted accounting principles on a consolidated basis for the Servicer and its Subsidiaries including consolidated balance sheets as of the end of such period, and related profit and loss and reconciliation of the surplus statements.

               (ii) Quarterly Reporting. Within 50 days after the close of the first three quarterly periods of each fiscal year of the Servicer, for the Servicer and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements for the period beginning from the beginning of such fiscal year to the end of such quarter.

               (ii) Securities and Exchange Commission Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Servicer or any of its Subsidiaries files with the Securities and Exchange Commission.

     (d) Notices. The Servicer shall promptly notify the Program Agent and the Trustee in writing of any of the following immediately upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto; (i) the occurrence of each Servicer Default, or any event or condition with notice or the lapse of time or both would constitute a Servicer Default, by a statement of the corporate comptroller or senior financial officer of the Servicer, and
(ii) the entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees therein outstanding against the Servicer exceeds $1,000,000.

     SECTION 7.02. Confidentiality. The Seller, Federal-Mogul, the Trustee, and the Series 1997-1 Certificateholders agree to use their best efforts, and shall cause their agents or representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent the Trustee or any Series 1997-1 Certificateholder from delivering copies of any financial statements and other documents constituting Confidential Information, or disclosing any other Confidential Information, to (i) such Series 1997-1 Certificateholder's, Falcon's or any Liquidity Provider's directors, officers, employees, agents, accountants, professional consultants and enhancement providers, (ii) any other Series 1997-1 Certificateholder, (iii) Falcon, any Liquidity Provider, Enhancement Provider or any Person to which such Series 1997-1 Certificateholder offers to sell or assign or sells or assigns such Series 1997-1 Certificate or any part thereof or any rights associated therewith, provided that Falcon, such Liquidity Provider, Enhancement Provider or Person shall have agreed to hold in confidence all Confidential Information, (iv) any federal or state regulatory authority having jurisdiction over such Series 1997-1 Certificateholder, Falcon or any Liquidity Provider, (v) the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to such Series 1997-1 Certificateholder's investment portfolio, Falcon's investment portfolio and any Liquidity Provider's investment portfolio, or
(vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Series 1997-1 Certificateholder, Falcon or any Liquidity Provider, (b) in response to any subpoena or other legal process or (c) in connection with any litigation to which such Series 1997-1 Certificateholder, Falcon or any Liquidity Provider is a party or
(vii) if any Early Amortization Event has occurred and is continuing, to the extent such Series 1997-1 Certificateholder may reasonably determine that such delivery and disclosure is necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Series 1997-1 Certificates, this Series Supplement or the Agreement. The Trustee and the

Series 1997-1 Certificateholders agree to allow the Seller to inspect their security and confidentiality arrangements from time to time during normal business hours. The Trustee and the Series 1997-1 Certificateholders shall provide written notice to the Seller whenever any such disclosure is made. The Trustee and the Series 1997-1 Certificateholders shall use their best efforts to provide the Seller with five day's advance notice of any disclosure pursuant to clause (vi) of this Section 7.02.

     SECTION 7.03.  Receivables Purchase Agreement.  (a)  The
Seller agrees to provide the Program Agent with copies of the following documents:

               (i)  the Seller shall promptly provide the
Program Agent with a copy of the written notice specified in
Section 2.02 and 2.03(b) of each Receivables Purchase Agreement;

              (ii)  the Seller shall promptly provide the
Program Agent with a copy of the written notice specified in
Section 2.03(c) of each Receivables Purchase Agreement;

             (iii)  the Seller shall promptly provide the
Program Agent with a copy of the Officer's Certificate and the Opinion of Counsel specified in Section 5.01(b) of each Receivables Purchase Agreement;

              (iv)  the Seller shall promptly provide the
Program Agent with a copy of the written notice specified in the penultimate sentence of Article VI of each Receivables Purchase
Agreement;

               (v)  the Seller shall promptly provide the Program
Agent with a copy of the Opinion of Counsel specified in Section
7.01(a) and 7.01(b) of each Receivables Purchase Agreement;

              (vi) the Seller shall promptly give the Program Agent the notice specified in Section 7.02(b) of each Receivables Purchase Agreement and shall promptly deliver to the Program Agent copies of stamped receipt financing statements or amendments, as applicable, specified in such Section 7.02(b); and

             (vii)  the Seller shall promptly provide the
Program Agent with a copy of the written notice specified in
Section 7.02(c) of each Receivables Purchase Agreement and shall promptly deliver to the Program Agent copies of the stamped receipt financing statements or amendments, as applicable, specified in such Section 7.02(c).

          (b)  the Seller shall not amend any Receivables
Purchase Agreement without the prior written consent of the Program Agent.

          (c) The Seller shall not (i) cancel or terminate any Receivables Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) give any consent, waiver or approval under any Receivables Purchase Agreement,
(iii) waive any default under or breach of any Receivables Purchase Agreement or (iv) take any other action under any Receivables Purchase Agreement not required by the terms thereof, in each case, to the extent that it would impair the value of any Trust Asset or adversely affect the rights or interests of the Seller thereunder without the prior written consent of the Program Agent.

          (d)  In connection with an amendment to any Receivables
Purchase Agreement pursuant to Section 7.01(a) or 7.01(b) of each Receivables Purchase Agreement, the Seller shall promptly provide a copy of such amendment to the Program Agent.

          (e)  The Trustee shall not consent to a Receivables
Seller's assignment of its rights under any Receivables Purchase
Agreement pursuant to Section 7.08 thereof without the prior written consent of the Program Agent.

          (f)  The Seller shall not enter into any new
Receivables Purchase Agreement on or after the Closing Date without the prior written consent of the Program Agent.

     SECTION 7.04. Pooling and Servicing Agreement. (a) The Seller agrees to promptly provide the Program Agent with the following information and copies of the following documents (all references to Sections in this Section 7.04 refer to Sections in Agreement):

               (i)  notice of Liens as specified to Section
2.05(c);

              (ii)  the Termination Notice specified in Section
2.07(b)(i);

             (iii)  the Officer's Certificate specified in
Section 6.03(c)(i);

              (iv) the written notice specified in the first sentence of Section 9.02(a);

               (v)  the Opinion of Counsel specified in Sections
11.01(g), 13.01(a), 13.01(b) and 13.01(g); and

              (vi)  copies of stamped receipt financing
statements or amendments, as applicable, that have been filed pursuant to Section 13.02(b) and 13.02(c).

          (b) The Servicer agrees to promptly provide the Program Agent with copies of the following documents;

               (i)  the Distribution Date Statement specified in
Section 3.04(a) for each Distribution Date;

              (ii)  the Officer's Certificate and Opinion of
Counsel specified in Section 8.02(b);

             (iii)  the Opinion of Counsel specified in Section
8.05; and

              (iv)  copies of stamped receipt financing
statements or amendments, as applicable, that have been filed pursuant to Section 13.02(b) and 13.02(c).

          (c)  The Trustee agrees to promptly provide the Program
Agent with copies of the following documents:

               (i)  the written notice specified in Section
2.04(c), 3.03(b), 3.03(c), 9.01(c), 9.01(d), 10.01(b) and
10.01(c); and

              (ii)  the Termination Notice specified in Section
10.01.

          (d) The following actions shall not be taken by the Seller, the Servicer or the Trustee, as applicable, without the prior written consent of the Program Agent:

               (i)  engage in any activity specified in Section
2.05(e)(vi);

              (ii)  terminate the sale to the Trust of
Receivables relating to any Obligor pursuant to Section 2.07;

             (iii)  take any of the action specified under
Section 2.05(f) through 2.05(j);

              (iv) delegate the duties of the Servicer pursuant to Section 3.01(a);

               (v) surrender the FMFC Certificate in exchange for a Supplemental Certificate pursuant to Section 6.03(c);

              (vi) delegate the duties of the Servicer pursuant to Section 8.07;

             (vii)  enter into an intercreditor agreement
pursuant to Section 11.01(g); and

            (viii)  enter into any amendments pursuant to
Section 13.01(a) or 13.01(b).

          (e)  The Trustee shall promptly provide the Program
Agent with a copy of any amendment entered into pursuant to
Section 13.01(a) or 13.01(b).

          (f) For so long as Federal-Mogul is acting in its capacity as Servicer, the Servicer shall provide the Program Agent and the Trustee, promptly after the same are available, copies of all proxy statements, financial statements and reports as the Servicer shall send or make available generally to any of its public security holders, and copies of all regular and period reports and of all registration statements which the Servicer may file with the Securities and Exchange Commission or with any securities exchange.

     SECTION 7.05. Inspection Rights. Each of the Seller and the Servicer shall provide the Program Agent, and any of its agents and representatives, with access to (x) any books, records, files and documents (including, without limitation, computer tapes and discs) relating to the Receivables Purchase Agreement, the Receivables and the servicing of the Receivables and the Program Agent and such representatives and agents shall be permitted to make copies of and abstracts from the foregoing and (y) the officers, directors and auditors of the Seller and Servicer, as applicable, to discuss the business and operations of the Seller and the Servicer, as applicable, relating to the Receivables Purchase Agreement and the Receivables and the Seller's and Servicer's, as applicable, performance under this Series Supplement and the Agreement, but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Seller's or the Servicer's normal security and confidentiality procedures and (iv) at reasonably accessible offices designated by the Seller or the Servicer.

     SECTION 7.06. Final Payment with respect to Series 1997-1 Certificates. Notwithstanding any provisions in this Series Supplement or the Agreement to the contrary, the Class A Certificateholders that are the Program Agent, insurance companies or institutional investors shall not be required to present and surrender their Class A Certificates prior to receiving final payments on such Certificates; provided, however, that by acceptance of such final payment, the Class A Certificateholders shall be deemed to represent, warrant and covenant to the Seller, the Trustee and the Trust that it has not transferred, sold or assigned, and shall not transfer, sell or assign, such Class A Certificate or any interest therein to another Person and that it shall deliver such Certificate to the Trustee upon the request of the Trustee or the Seller.

     SECTION 7.07. Covenants of the Seller. The Seller hereby covenants that:

          (a) Preservation of Corporate Existence. The Seller shall preserve and maintain its corporate existence other than as permitted in the Agreement, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially adversely affect (i) the interests of the Trustee or of the Series 1997-1 Certificateholders hereunder or in the Trust Assets, (ii) the collectibility of the Receivables or (iii) the ability of the Seller to perform its obligations hereunder or under any Receivables Purchase Agreement in any material respect.

          (b) Keeping of Records and Books of Account. The Seller shall (i) keep proper books of record and accounts, which shall be maintained or caused to be maintained by the Seller, and in which full correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections on Receivables and the monthly identification of adjustments to each existing Receivable). The Seller shall give the Program Agent notice of any material change in the administrative and operating procedures referred to in the preceding sentence.

          (c) Payment of Taxes, Etc. The Seller shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such amount need be paid if (i) such nonpayment is not reasonably likely to subject the Trustee, the Trust or any Series 1997-1 Certificateholder to civil or criminal penalty or liability or involve any material risk of the sale, forfeiture or loss of any of the property, rights or interests covered hereunder or under any Receivables Purchase Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

          (d) Reporting Requirements. The Seller shall furnish to the Trustee and the Program Agent:

               (i) as soon as possible and in any event (A) within two Business Days after becoming aware of the occurrence of each Early Amortization Event, and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, the statement of the chief administrative and credit officer of the Seller setting forth details of such Early Amortization Event commencement or event and the action which the Seller has taken and proposes to take with respect thereto, and (B) within two Business Days after the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially adversely effect the ability of the Seller to perform its obligations under this Series Supplement, the Agreement or any Receivables Purchase Agreement; and

              (ii) promptly, from time to time, such other information, documents, records or reports with respect to the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Seller as the Trustee or the Program Agent may from time to time reasonably request.

          (e) Activities of the Seller. The Seller shall not engage in, enter into or be a party to any business, activity or transaction of any kind other than the business, activities and transactions contemplated and authorized by this Series Supplement, the Agreement or any Receivables Purchase Agreement or any document related hereto or thereto.

          (f) Indebtedness. Except as provided in this Series Supplement, the Agreement or in any Receivables Purchase Agreement, the Seller shall not create, incur or assume any indebtedness (other than operating expenses incurred in the performance of its obligations under this Series Supplement, the Agreement or any Receivables Purchase Agreement) or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables.

          (g) Investments. The Seller shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets or otherwise) in, any Affiliate or any other Person except for purchase of Receivables pursuant to the terms of the Receivables Purchase Agreement and investments in Eligible Investments in accordance with the terms of the Agreement.

          (h) Organization. The Seller shall not amend its amended and restated articles of incorporation or bylaws without the prior written consent of the Program Agent.

          (i) Marking Books and Records. The Seller shall on or prior to the date hereof, at its own expense, mark its master date processing records and other books and records relating to the Receivables to indicate that the Receivables have been transferred to the Trust pursuant to the Agreement for the benefit of the Investor Certificateholders.

     SECTION 7.08. Credit Policies. The Seller and the Servicer shall timely and fully (i) perform and comply with all provisions and covenants and other promises required to be observed by it under terms of such Receivable and (ii) comply in all material respects with the credit and collection policies and procedures in effect on the date hereof (the "Credit Policies") with respect to the Receivables, a copy of which is attached hereto as Exhibit F. Neither the Seller nor the Servicer shall amend, modify or supplement the Credit Policies in any material adverse respect without the prior written consent of the Program Agent, which consent shall not be unreasonably withheld. Upon any amendment, modification or supplement to the Credit Policies consented to by the Program Agent, the Seller shall deliver to the parties hereto and the Class A Certificateholders such amendment, modification or supplement and Exhibit F shall be deemed to be amended by such amendment, modification or supplement.

     SECTION 7.09. New Series Issued. The Seller shall not cause to be issued any new Series of Investor Certificates pursuant to Section 6.03 of the Agreement without the prior written consent of the Program Agent.


                           ARTICLE VIII

                            Termination

     SECTION 8.01. Optional Repurchase. In addition to the payment of any Optional Repayment Amounts pursuant to Section 4.07, the Seller shall have the option, on any Distribution Date on which the Class A Invested Amount is $10,000,000 or less, to purchase the entire Class A Certificateholders' Interest, by depositing to the Series 1997-1 Trustee's Account on such Distribution Date in immediately available funds not later than 12:00 noon, New York City time, a purchase price (determined after giving effect to any payment of principal and interest on such Distribution Date) equal to the sum of (i) the Class A Invested Amount on such Distribution Date, plus (ii) the amount of Class A Monthly Interest relating to such Distribution Date and any Class A Monthly Interest previously due and not paid and any Class A Additional Interest, plus (iii) the amount of any accrued and unpaid Program Fees, Administration Fees, Other Fees and Breakage Costs, plus (iv) the amount of accrued and unpaid Monthly Servicing Fee as of such Distribution Date, plus (v) all other amounts owing to the Class A Certificateholders under any Transaction Document (such purchase price being the "Repurchase Price"); provided, however, if the Series 1992-1 Certificates or the Series 1993-1 Certificates are outstanding, the Seller may not make such Optional Repurchase pursuant to this Section 4.07. The Seller shall give the Servicer, the Trustee and the Class A Certificateholders at least ten days prior written notice of the date on which the Seller intends to exercise such option to purchase. The funds deposited to the Series 1997-1 Trustee's Account as payment of the Repurchase Price shall be allocated and distributed pursuant to Article V with the other Series 1997-1 Collections received during the Collection Period preceding such Distribution Date.


                         ARTICLE IX

                      Final Distributions

     SECTION 9.01. Sale of Certificateholders, Interest Pursuant to Section 2.03 of the Agreement; Distributions Pursuant to
Section 2.03 or 12.02(c) of the Agreement. (a) The amount to be paid by the Seller to the Collection Account with respect to Series 1997-1 in connection with a purchase of the Certificateholders' Interest pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

     (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to this Section 9.01 of this Series Supplement or Section 2.03 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in accordance with the Distribution Date Statement delivered pursuant to Section 5.02 and in the priority set forth below) deposit the Reassignment Amount or the Termination Proceeds into the Series 1997-1 Trustee's Account and distribute such amounts on the applicable Distribution Date in accordance with Section 5.01(c) hereof

     (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Series 1997-1 Trustee's Account pursuant to Section 9.01 and all other amounts on deposit therein shall be distributed in full to the Series 1997-1 Certificateholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to Series 1997-1.

     SECTION 9.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement. (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall deposit the Insolvency Proceeds into the Series 1997-1 Trustee's Account and distribute such amount on the applicable Distribution Date in accordance with Section 5.01(c) hereof.

     (b)  Notwithstanding anything to the contrary in this Series
Supplement or the Agreement, the entire amount deposited in the Series 1997-1 Trustee's Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 1997-1 Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section shall deemed to be a final distribution pursuant to
Section 12.02 of the Agreement with respect to Series 1997-1.

                           ARTICLE X

                    Miscellaneous Provisions

     SECTION 10.01.  Ratification of Agreement.   As supplemented
by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 10.02. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.03. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04.  The Trustee.   The Trustee is hereby
authorized to execute and deliver the Escrow Deposit Agreement and to perform the obligations thereunder. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Seller and the Servicer.

     SECTION 10.05. Amendment. This Supplement may be amended from time to time by the Servicer, the Seller and the Trustee, with the prior written consent of all Class A Certificateholders; provided, however, if all amounts owing to the Holders of the Series 1992-1 and the Holders of the Series 1993-1 Certificates have not been paid in full, the Rating Agency rating such Investor Certificates shall be notified of such proposed amendment and in no event shall any amendment to Articles I or IV herein that affects distributions to the Series 1992-1 or Series 1993-1 Certificateholders be entered into unless the Rating Agency Condition is satisfied.

     SECTION 10.06. The Certificates. Each Certificate shall be executed by manual or facsimile signature by the Trustee by an authorized officer. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates.

      SECTION 10.07. Indemnities by the Servicer. Without limiting any other rights which the Program Agent or any Purchaser may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Program Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Program Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of Transaction Documents, excluding, however:

               (i) Indemnified Amounts to the extent that final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; or

              (ii) Indemnified Amounts to the extent the same includes losses in respect of Eligible Receivables which are wholly or partially uncollectible on account of the insolvency, bankruptcy or lack of credit worthiness of the related Obligor or the failure of such Collections to cover interest and principal owed to a Class A Certificateholder;

provided, however, that nothing contained in this sentence shall limit the liability of the Servicer or limit the recourse of the Purchasers to the Servicer for amounts otherwise specifically provided to be paid by the Servicer under the terms of the Transaction Documents. Without limiting the generality of the foregoing indemnification, the Servicer shall indemnify the Program Agent and the Purchasers for Indemnified Amounts resulting from:

               (i) any representation or warranty made by the Servicer (or any officers of the Servicer) under or in connection with any Transaction Document or any other information or report delivered by the Servicer pursuant thereto, having been false or incorrect in any material respect when made or deemed made;

              (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable related thereto, or the nonconformity of any Receivable included therein with any such applicable law, rule or regulation;

             (iii)  any material failure of the Servicer to
perform its duties or obligations in accordance with the provisions of any Transaction Document;

              (iv) any offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any Credit Memo granted (other than for credit losses) or any products liability or warranty claim arising out of or in connection with the sale of merchandise which gave rise to the Receivable, or any other claim relating to the furnishing or failure to furnish such merchandise;

               (v) the commingling of Collections of Receivables at any time with other funds;

              (vi) any investigation, litigation or proceeding brought by a third party related to or arising from any Transaction Document and the transactions contemplated thereby, or any other investigation, litigation or proceeding brought by a third party relating to the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated thereby other than any investigation or proceeding arising from (i) the gross negligence or wilful misconduct of the Program Agent and/or one or more of the Purchasers or (ii) the unlawful conduct of the Program Agent and/or one or more of the Purchasers; and

             (vii)  any Servicer Default.

     Notwithstanding the foregoing, the Servicer shall not under any circumstances indemnify the Program Agent or any Purchaser for any Indemnified Amounts that result from any delay in the collection of any Receivables or any default by an Obligor with respect to any Receivables unless such delay or default is caused by the Servicer or arises by reason of any breach or alleged breach of any representation or warranty of the Servicer.

     SECTION 10.08. Net Pool Balance/Required Participation Amount. The parties hereto agree that, solely for purposes of the Series 1997-1 Supplement, notwithstanding any provision in the Agreement to the contrary, any reference to the Net Pool Balance being compared to the Required Participation Amount shall be deemed to mean that the Minimum Enhancement Amount is greater than the sum of (i) Contractual Dilution and (ii) Aggregate Reserves.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.


                         FEDERAL-MOGUL FUNDING CORPORATION,
                           Seller


                         By: -------------------------------
                             Name:
                             Title:


                         FEDERAL-MOGUL CORPORATION,
                           Servicer


                         By: -------------------------------
                             Name:
                             Title:


                         THE CHASE MANHATTAN BANK, Trustee


                         By: -------------------------------
                             Name:
                             Title: